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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

         This Employment Agreement, (the "Agreement") by and between Presidion Corporation, a Florida corporation, (the "Company"), and Brian Jarzynski ("Employee") is entered into and effective December 15, 2003 and supersedes any other agreements or understandings, written or oral, between the Company and Employee.

1.       Employment and Duties.

          (a) Employee shall be employed as the Company's Chief Financial Officer. Employee's duties may be changed and modified by the Company's Board of Directors, and Employee shall report to the Company's Chief Executive Officer. Employee hereby accepts this employment upon the terms and conditions herein contained and, subject to paragraph 1 (c), agrees to devote his full-time, attention and efforts to promote and further the business of the Company.

          (b) Employee shall faithfully adhere to, execute and fulfill all policies established by the Company.

          (c) Unless agreed to in writing, Employee shall not, during the term of his employment, be engaged in any other business activity pursued for gain, profit or pecuniary advantage without the express consent of the Company's Chief Executive Officer. The foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require Employee's services in the operations or affairs of the enterprises in which such investments are made, nor violate the terms of paragraph 5.

2. Compensation and Benefits. For all services rendered by Employee, the Company shall compensate Employee as follows:

          (a) Base Salary. A base salary of $165,000 per year, payable in accordance with the Company's normal pay practices.

          (b) Benefits. Employee shall be entitled to receive benefits from the Company in such form and to such extent as specified below:

                  (i) The Company shall pay for Employee and Employee's dependent family members participation under health, hospitalization, disability, dental, life, retirement and other insurance plans that the Company may have in effect from time to time, with benefits provided to Employee to be at least equal to such benefits provided to similarly situated Company executives.

                  (ii) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of Employee's services pursuant to this Agreement. All reimbursable expenses shall be

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                           appropriately documented in a manner consistent with
                           the Company's expense reporting policy.

                  (iii) Vacation time consistent with that provided for similarly situated Company executives.

                  (iv) Bonuses are to be paid in accordance with those established by the Board of Directors.

                  (v) Employee shall be included in any Stock Option Plan adopted for similarly situated Company executives.

                  (vi) $900 per month for the use of an automobile of Employee's choice. This reimbursement shall include Employee's expense to lease or purchase the vehicle, obtain insurance, and maintain and operate the vehicle (i.e. gasoline, oil, maintenance and repairs).

3. Term and Termination. The term of this Agreement shall begin on the date hereof and continue for two (2) years, (the "Term"). This Agreement and Employee's employment may be terminated in any one of the following ways:

         (a) Death. The death of Employee shall immediately terminate this Agreement, and the Company will continue to provide the Employee's Base Salary and benefits to the Employee's designated beneficiaries for a period of sixty (60) days in accordance with the Company's normal pay schedule.

         (b) Disability. If Employee is unable to perform the duties required by his position for six (6) consecutive weeks as a result of a disability ("Disability Period") the Company may terminate this employment at the end of said Disability Period. Upon such termination at the end of the Disability Period, the Company will continue to provide the Employee's Base Salary and benefits to the Employee's designated beneficiaries for a period of sixty (60) days in accordance with the Company's normal pay schedule. For purposes of this Agreement only, "Disability" shall mean that the Employee, as a result of a physical or mental illness or injury, cannot perform in the usual manner enough of the substantial and material duties to be able to successfully continue in such capacity. Employee shall submit to all reasonable requests for physical and mental examinations by physicians of Company's choosing. The Company shall have the sole discretion of determining whether Employee is disabled for purposes of this Agreement.

         (c) Resignation. If Employee resigns or otherwise terminates his employment, Employee shall receive no further compensation and the Company will have no further obligation to make payments or provide benefits unless otherwise required by law.

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         (d)      Good Cause. The Company may terminate this Agreement at any time for "Good Cause", which shall include: (i) Employee committing a material breach of this Agreement, (ii) fraud, negligence or misconduct in the performance of his duties,
                  (iii) failure to adhere to any material written policy of the Company, (iv) the misappropriation of Company funds or property, or (v) the conviction, guilty plea, or plea of no contest to any felony. In the event this Agreement is terminated for Good Cause, Company shall continue to pay Employee's Base Salary and benefits for sixty (60) days in accordance with the Company's normal pay schedule.

         (e) Change of Control. In the event of a "Change of Control" (as defined below), the Employee may, at his option, terminate this Agreement prior to the end of the term. The Employee must exercise this option within one hundred eighty (180) days of the Change of Control. If the Employee exercises this option, he shall be paid a lump sum equal to twelve (12) months Base Salary. If the Employee does not exercise such option, this agreement shall remain in full force and subject to the same conditions for the balance of its term. For purposes of this Agreement a "Change of Control Event" means (1) Fifty-One Percent (51%) or more of the voting stock is transferred to any other party or parties other than the shareholders of record at the time of this Agreement; (2) the Company consolidates with, or merges with or into, another party (or Parties), or sells, assigns, conveys, transfer, leases or otherwise disposes of all or substantially all of its assets to any party (or parties); (3) individuals who at the beginning of this agreement constituted the ownership of the Company and/or the Board of the Company cease for any reason to constitute a majority ownership and/or a majority of the Board of the Company then in office; (4) any liquidation or dissolution of the Company; or (5) change in Employee's position or the position to which Employee directly reports for any reason other than promotion.

4.       Non Competition and Proprietary Information.

         (a) Non-Competition. Employee will not, during the period of Employee's employment with the Company, and for a period of one
               (1) year immediately following the termination of Employee's employment under this Agreement, for any reason whatsoever, directly or indirectly, for Employee or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                  (i) engage as an officer, director, shareholder, owner, partner, joint venturer, or in any other capacity, whether as an employee, independent contractor, consultant, advisor, or as a sales representative, in any business offering any services or products in competition with Company within the State of Michigan and Florida (the "Territory");

                  (ii) call upon any person within the Territory who is an employee of the Company in a managerial capacity for the purpose or with the intent of enticing such employee away from employment with the Company;

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                  (iii)    call upon any person or entity which is, or which has
                           been, within one (1) year prior to that time, a customer of the Company within the Territory for the purpose of soliciting or selling products or services in competition with Company; or

                  (iv) call upon any prospective acquisition candidate, on Employee's own behalf or on behalf of a competitor, which candidate was, to Employee's knowledge, either called upon by the Company or for which the Company made an acquisition analysis, for the purpose of acquiring such entity.

          (b) Proprietary Information. Company is engaged in a highly competitive profession and substantially relies upon maintaining the confidentiality of its Proprietary information for the purpose of establishing and maintaining certain competitive advantages. This Proprietary Information includes, but is not limited to: names, addresses and contacts of clients and prospective clients, all information concerning Company's computer programs, software, processes, manuals, instructions, methods, management, financial affairs, purchasing, sales, marketing and business plans. As a condition of employment, Employee is obligated not to disclose or to use, except in his work for Company, any Proprietary Information. This obligation exists both during and after your employment and for so long as the information remains confidential.

5. Return of Company Property. All records, business plans, financial statements, manuals, memoranda, lists and other property delivered to or complied by Employee by or on behalf of the Company or its representatives, vendors or customers which pertain to the business of the Company shall be and remain the property of the Company, and be subject at all times to its direction and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company held by Employee shall be delivered promptly to the Company without request upon termination of Employee's employment.

6. Complete Agreement. Employee has no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the subject matter of this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the parties and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by a writing signed by the party waving the benefit of such term.

7. Severability, Headings. If any portion of this Agreement is held invalid or in operative, the other portions of this Agreement shall be deemed valid and operative and, so far as is possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or nay part hereof.

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9.       Governing Law. This Agreement shall in all respects be construed according to the laws of the State of Michigan.

Presidion Corporation                             Employee

                                                  /s/ Brian Jarzynski
-------------------------                         ------------------------
Craig A. Vanderburg                               Brian Jarzynski
President/CEO